EXHIBIT 10.12


                            INDEMNIFICATION AGREEMENT

     INDEMNIFICATION, dated as of April 23, 1996, between Kellstrom Industries, Inc. , a Delaware corporation (the "Company") , and Yoav Stern (the "Director").

                              W I T N E S S E T H:

WHEREAS, the Director is acting as a member of the Board of Directors to the Company;

WHEREAS, the Company desires to indemnify the Director in order to assure the Director that he will not, pursuant to the terms and conditions contained herein, incur personal liability for actions taken in carrying out his corporate responsibilities;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Director hereby agree as follows:

     1. INDEMNIFICATION. If the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and the Director had no reasonable cause to believe that his conduct was unlawful or detrimental to the Company, the Company shall indemnify and hold harmless the Director and his heirs and legal representatives from and against any and all claims, losses, liabilities, damages, costs, demands, causes of action (whether legal, equitable, administrative, civil or criminal), judgments, settlements (subject to the last sentence of paragraph 3 hereof), fines, court costs and other expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), which may be threatened against, incurred or suffered by the Director or his heirs and legal representatives in connection with, relating to or arising out of, directly or indirectly, the Director's performance, duties and responsibilities to, for and on behalf of, the Company, including, without limitation, any acts, omissions or alleged acts or omissions arising out of the Director's activities on behalf of the Company or in furtherance of the interests of the Company.

     2. EXCEPTIONS. Notwithstanding anything contained herein or in the By-Laws of the Company, the Company shall have no obligation to indemnify the Director if the Loss incurred by the Director (i) arises out of an action brought directly by the Company against the Director or (ii) arises, directly or indirectly, as a result of the Director being removed for cause, as determined by the stockholders of the Company or in good faith by the other members of the Board of Directors of the Company.

     3. NOTIFICATION OF CLAIM. Promptly after receipt by the Company of notice of any claim against the Director pursuant to

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which the Director is entitled to indemnification, the Company shall have the right to assume the defense of such claim, including the employment of counsel of its choice. Although the Director shall have the right to employ his own counsel, the fees and expenses of such counsel shall be at the expense of the Director. The Company shall not be liable for any settlement of any claim or action effected without its written consent, provided that such consent was not unreasonably withheld.

     4. PAYMENT OF INDEMNITY AMOUNTS. The Company agrees to pay all amounts payable in respect of Losses immediately upon its receipt of a statement with respect thereto rendered by the Director, together with appropriate supporting documentation thereof. It is the express intention of the parties hereto that all such amounts shall be paid by the Company on or before the date payment thereof is due, and that the Director shall not be required at any time to bear any costs or expenses on account of Losses.

     5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and the heirs and legal representatives of the Director. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the terms and conditions contained herein in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used herein, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

     6. AMENDMENT. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto.

     7. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same agreement.

     8. CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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     IN WITNESS WHEREOF, the Director has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first written above.

                                            KELLSTROM INDUSTRIES,  INC.



                                            By: /s/ ZIVI R. NEDIVI
                                               --------------------------
                                               Name:  Zivi R. Nedivi
                                               Title:  President and Chief
                                                         Executive Officer


                                               DIRECTOR


                                               /s/  YOAV STERN
                                               --------------------------